Exhibit 99.1

PRESS RELEASE

Fourth Quarter 2011 Highlights

Fourth consecutive quarter of profitability growth:

•     Basic EPS increased 39% to $0.25 per share compared to $0.18 per share for Q3 2011

•     Pretax profit margin increased to 33.6% compared to 30.8% for Q3 2011

•     Revenues increased 25% to $115.1 million and pretax income increased 37% to $38.7 million compared to Q3 2011

•     Net income increased 36% to $24.8 million, compared to Q3 2011

•     Adjusted net income(1) increased 26% to $31.7 million and adjusted EBITDA(1) increased 28% to $102.2 million, compared to Q3 2011

•     Quarterly cash from operations increased 22% to $101.0 million, compared to Q3 2011

Grew our fleet and signed lease placements for deliveries from our order book:

•     From 79 aircraft at the end of Q3 2011, we purchased 23 aircraft, growing our fleet by 29% to 102 aircraft at the end of Q4 2011 exceeding our goal of 100 aircraft by the end of 2011

•     Entered into lease transactions covering 34 aircraft with four customers

Los Angeles, California, March 9, 2012 — Air Lease Corporation (ALC) (NYSE: AL) announced today the results of its operations for the quarter and fiscal year ended December 31, 2011.  ALC also announced the appointment of Gregory B. Willis as its new Senior Vice President and Chief Financial Officer and certain other promotions.

“ALC surpassed its fleet size goal by finishing the quarter with a fleet of 102 aircraft. As we have grown the fleet, we have also increased our profitability in four successive quarters posting our highest quarterly pre-tax profit margin of 33.6%. It truly took a team effort to achieve these results in less than 2 full years of operation,” said Steven F. Udvar-Házy, Chairman and CEO of Air Lease Corporation.

“ALC expanded its business during the fourth quarter of 2011 by increasing its fleet size by 29% and adding 6 more customers in 3 more countries. Additionally, ALC successfully broadened our capital base through capital markets transactions, additional banking relationships, and private placements.  Our focus remains on building a strong balance sheet that will support the commercial success of our business,” said John L. Plueger, President and Chief Operating Officer of Air Lease Corporation.

The following table summarizes the results for Q4 2011 and Q3 2011:

(in thousands, except per share amounts)	Q4 2011	Q3 2011	% change
Revenues	$115,057	$92,125	25%

Pretax income	$38,687	$28,341	37%

Net income	$24,762	$18,271	36%

Cash provided by operating activities	$100,969	$83,076	22%

Adjusted net income(1)	$31,724	$25,122	26%

Adjusted EBITDA(1)	$102,167	$79,954	28%

Net income per share:

Basic	$0.25	$0.18	39%

Diluted	$0.24	$0.18	33%

(1)  See notes 1 and 2 to the Consolidated Statements of Operations included in this earnings release for a discussion of the non-GAAP measures adjusted net income and adjusted EBITDA.

Fleet Growth

Building on our base of 79 aircraft at September 30, 2011, we added 23 aircraft during the fourth quarter of 2011 and ended the year with 102 aircraft spread across a diverse and balanced customer base of 55 airlines based in 33 countries.

Below are portfolio metrics of our fleet as of December 31, 2011 and December 31, 2010:

(dollars in thousands)	December 31, 2011	December 31, 2010

Fleet size	102	40

Weighted average fleet age	3.6 years	3.8 years

Weighted average remaining lease term	6.6 years	5.6 years

Aggregate fleet cost	$4,368,985	$1,649,071

Over 90% of our aircraft are operated internationally based on net book value. The following table sets forth the percentage of net book value of our aircraft portfolio in the indicated regions as of December 31, 2011 and December 31, 2010:

(dollars in thousands)	December 31, 2011	December 31, 2010
Region	% of net book value	% of net book value
Europe	42.1%	42.3%
Asia/Pacific	32.0	26.1
Central America, South America and Mexico	12.2	10.0
U.S. and Canada	9.1	15.6
The Middle East and Africa	4.6	6.0
Total	100.0%	100.0%

The following table sets forth the number of aircraft we leased by aircraft type as of December 31, 2011 and December 31, 2010:

(dollars in thousands)	December 31, 2011		December 31, 2010
Aircraft type	Number of aircraft	% of total	Number of aircraft	% of total
Airbus A319/320/321	31	30.4%	17	42.5%
Airbus A330-200	11	10.8	2	5.0
Boeing 737-700/800	38	37.2	19	47.5
Boeing 767-300ER	3	2.9	—	—
Boeing 777-200/300ER	5	4.9	2	5.0
Embraer E175/190	12	11.8	—	—
ATR 72-600	2	2.0	—	—
Total	102	100.0%	40	100.0%

We have made further progress in placing our aircraft. As of December 31, 2011, we have entered into contracts for the lease of all 45 new aircraft delivering in 2012, for 28 out of 31 new aircraft delivering in 2013, for 22 out of 26 new aircraft delivering in 2014 and five out of 24 new aircraft delivering in 2014.

Debt Financing Activities

During 2011, the Company raised an incremental $1.2 billion in debt financing. This balance was comprised of $587.6 million in unsecured financing, which included $120.0 million in senior unsecured notes issued in a private placement to institutional investors and $200.0 million in convertible senior notes, ending the year with total unsecured debt outstanding of $826.2 million. The Company increased its unsecured debt as a percentage of total debt from 14.6% at December 31, 2010 to 31.7% at December 31, 2011, while maintaining a composite cost of funds of 3.14% at December 31, 2011 compared to 3.32% at December 31, 2010.

In the first quarter of 2012 the Company entered into debt facilities and obtained financing commitments for $855.0 million. This included eight unsecured debt facilities totaling $522.0 million, comprised of; $155.0 million in senior unsecured notes issued in a private placement to institutional investors; $200.0 million in short-term unsecured bridge financing from two members of our banking group in connection with the closing of four aircraft deliveries supported by the European Export Credit Agencies; $105.0 million in unsecured term financing and $62.0 million of seller financing. We will continue to place an emphasis on raising additional unsecured financing through the balance of 2012.

As of December 31, 2011, we had established a diverse lending group consisting of 23 banks across four general types of lending facilities. The Company’s debt financing was comprised of the following at December 31, 2011 and 2010:

(dollars in thousands)	December 31, 2011	December 31, 2010
Secured
Term financings	$735,285	$223,981
Warehouse facility	1,048,222	554,915
Total secured debt financing	1,783,507	778,896
Unsecured
Term financings	268,209	13,085
Convertible senior notes	200,000	—
Revolving credit facilities	358,000	120,000
Total unsecured debt financing	826,209	133,085
Total secured and unsecured debt financing	2,609,716	911,981
Less: Deferred debt discount	(6,917)	—
Total debt	$2,602,799	$911,981
Selected interest rates and ratios:
Composite interest rate(1)	3.14%	3.32%
Composite interest rate on fixed debt(1)	4.28%	3.83%
Percentage of total debt at fixed rate	24.3%	1.40%

(1)                This rate does not include the effect of upfront fees, undrawn fees or issuance cost amortization.

Q4 Financial Highlights

Rental revenue

The Company reported rental revenues of $113.6 million for the fourth quarter of 2011, which included overhaul revenue of $3.4 million. The Company reported $36.7 million in rental revenue for the fourth quarter of 2010, which included overhaul revenue of $1.8 million. The increase in rental revenue was attributable to the acquisition and lease of additional aircraft. The full impact on rental revenue for aircraft acquired during the period will be reflected in subsequent periods.

Interest and other income

Interest and other income totaled $1.4 million for the fourth quarter of 2011 compared to $175,000 for the fourth quarter of 2010. During 2011, the Company provided short-term bridge financing for the acquisition of an aircraft for which we earned $0.8 million in fee and interest income during the fourth quarter of 2011.

Interest expense

Interest expense totaled $17.2 million for the fourth quarter of 2011 compared to $7.4 million for the fourth quarter of 2010. The increase was primarily due to higher outstanding debt balances resulting in an $9.4 million increase in interest and an increase of $0.4 million in amortization of discounts and deferred debt issue costs.

Depreciation expense

We recorded $38.9 million in depreciation expense of flight equipment for the fourth quarter of 2011 compared to $12.6 million for the fourth quarter of 2010. The increase in depreciation expense for 2011, compared to 2010, was attributable to the acquisition of additional aircraft.

The full impact on depreciation expense for aircraft added during the quarter will be reflected in subsequent periods.

Selling, general and administrative expenses

We recorded selling, general and administrative expenses of $11.9 million for the fourth quarter of 2011 compared to $10.1 million for the fourth quarter of 2010. Selling, general and administrative expense represents a disproportionately higher percentage of revenues during our initial years of operation. As we continue to add new aircraft to our portfolio, we expect selling, general and administrative expense to continue decreasing as a percentage of our revenue.

Stock-based compensation expense

Stock-based compensation expense totaled $8.4 million for the fourth quarter of 2011 compared to $10.8 million for the fourth quarter of 2010. This decrease is primarily a result of the expense recognition pattern related to our grants of restricted stock units, which are amortized on an accelerated basis over the vesting period.

Taxes

The effective tax rate for the fourth quarter of 2011 was 36.0% compared to 34.1% for the fourth quarter of 2010.

Net income (loss)

For the fourth quarter of 2011, the Company reported consolidated net income of $24.8 million, or $0.24 per diluted share, compared to a consolidated net loss of $2.7 million, or $0.04 per diluted share, for the fourth quarter of 2010. The increase in net income for 2011, compared to 2010, was primarily attributable to the acquisition and lease of additional aircraft.

2011 Financial Highlights

Rental revenue

The Company reported rental revenues of $332.7 million the year ended December 31, 2011, which included overhaul revenue of $11.0 million. In the prior year, the Company reported $57.1 million in rental revenue for the period from inception to December 31, 2010, which included overhaul revenue of $3.6 million. The increase in rental revenue was attributable to the acquisition and lease of additional aircraft. The full impact on rental revenue for aircraft acquired during the period will be reflected in subsequent periods.

Interest and other income

Interest and other income totaled $4.0 million for the year ended December 31, 2011 compared to $1.3 million for the period from inception to December 31, 2010. During 2011, the Company provided short-term bridge financing for the acquisition of an aircraft for which we earned $1.9 million in fee and interest income. In addition, the Company earned $0.5 million in servicing fee revenue with respect to the two aircraft we manage.

Interest expense

Interest expense totaled $57.7 million for the year ended December 31, 2011 compared to $51.7 million for the period from inception to December 31, 2010. The change was primarily due to an increase in our outstanding debt balances resulting in a $33.8 million increase in interest, an increase of $4.6 million in amortization of our deferred debt issue costs and a $3.3 million charge for the extinguishment of debt associated with the modification of the Warehouse Facility, offset by a one-time $35.8 million charge for the amortization of convertible debt discounts recorded during 2010.

Depreciation expense

We recorded $112.3 million in depreciation expense of flight equipment for the year ended December 31, 2011 compared to $19.3 million for the period from inception to December 31, 2010. The increase in depreciation expense for 2011, compared to 2010, was attributable to the acquisition of additional aircraft.

The full impact on depreciation expense for aircraft added during the year will be reflected in subsequent periods.

Selling, general and administrative expenses

We recorded selling, general and administrative expenses of $44.6 million for the year ended December 31, 2011 compared to $24.2 million for the period from inception to December 31, 2010. Selling, general and administrative expense represents a disproportionately higher percentage of revenues during our initial years of operation. As we continue to add new aircraft to our portfolio, we expect selling, general and administrative expense to continue decreasing as a percentage of our revenue.

Stock-based compensation expense

Stock-based compensation expense totaled $39.3 million for the year ended December 31, 2011 compared to $24.0 million for the period from inception to December 31, 2010. This increase is primarily a result of timing as the full impact on stock-based compensation expense for grants made during the second quarter of 2010, partially offset by the effects of the expense recognition pattern related to our grants of restricted stock units, which are amortized on an accelerated basis over the vesting period.

Taxes

The effective tax rate for the year ended December 31, 2011 was 35.7% compared to 14.6% for the period from inception to December 31, 2010. The change in effective tax rate for the respective periods is primarily a result of a one-time $35.8 million charge for the amortization of convertible debt discounts recorded in 2010 which is not deductible for tax purposes.

Net income (loss)

For the year ended December 31, 2011, the Company reported consolidated net income of $53.2 million, or $0.59 per diluted share, compared to a consolidated net loss of $52.0 million, or $1.32 per diluted share, for the period from inception to December 31, 2010. The increase in net income for 2011, compared to 2010, was primarily attributable to the acquisition and lease of additional aircraft.

Air Lease Corporation Appoints Gregory B. Willis as New Senior Vice President and Chief Financial Officer and Announces Additional Promotions

The Company announced today that the Board of Directors of the Company has appointed Gregory B. Willis, the Company’s current Vice President, Finance, and Chief Accounting Officer, as its new Senior Vice President and Chief Financial Officer, effective immediately.  Mr. Willis succeeds James C. Clarke, who resigned as Senior Vice President and Chief Financial Officer of the Company, effective March 6, 2012, to pursue other interests.  Mr. Clarke’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s financial condition or financial reporting.

Mr. Willis has served as the Company’s Vice President, Finance, and Chief Accounting Officer since March 2010.  From 2007 to 2010, he served as the Director of Accounting Policy at International Lease Finance Corporation (“ILFC”).  Prior to ILFC, he served as the Vice President of Alternative Investments at Mellon Financial Corporation from 2005 to 2007, where he was responsible for administering the accounting and tax functions for private equity and distressed debt funds.

ALC has a deep and strong financial and accounting team and is pleased to announce the following promotions as part of Mr. Willis’s leadership team:

•                  Jennifer Munro from Assistant Vice President, Finance & Accounting, to Vice President & Controller

•                  Ardy Ghanbar, from Director of Financial Reporting, to Assistant Vice President, Finance

•                  Ryan McKenna, from Director, Strategic Planning & Investor Relations, to Assistant Vice President, Strategic Planning & Investor Relations

•                  Sabrina Lemmens, from Manager, Finance & Accounting, to Director, Finance & Accounting

•                  Jason Marcotte, from Manager of Finance, to Senior Manager, Finance & Accounting

ALC is also pleased to announce the following promotions in its Legal and Technical Departments, as follows:

•                  Czar Vigil, from Assistant Vice President & Corporate Counsel, to Vice President & Corporate Counsel

•                  Eric Hoogenkamp, from Senior Director, Technical Asset Management, to Assistant Vice President, Technical Asset Management

Conference Call

In connection with the earnings release, Air Lease Corporation will host a conference call on March 12, 2012 at 4:30 PM Eastern Time to discuss the Company’s year-end financial results for 2011.

Investors can participate in the conference call by dialing (800) 510-0178 domestic or (617) 614-3450 international. The passcode for the call is 38106794.

For your convenience, the conference call can be replayed in its entirety beginning at 6:30 PM ET on March 12, 2012 until 11:59 PM ET March 19, 2012. If you wish to listen to the replay of this conference call, please dial (888) 286-8010 domestic or (617) 801-6888 international and enter passcode 20363311.

The conference call will also be broadcast live through a link on the Investor Relations page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investor Relations page of the Air Lease Corporation website.

About Air Lease Corporation

Launched in 2010, Air Lease Corporation is an aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline partners worldwide through customized aircraft leasing and financing solutions. For more information, visit ALC’s website at www.airleasecorp.com.

Contact

Investors:

Ryan McKenna

Assistant Vice President, Strategic Planning & Investor Relations

Email: rmckenna@airleasecorp.com

Media:

Laura St. John

Media and Investor Relations Coordinator

Email: lstjohn@airleasecorp.com

Forward-Looking Statements

Statements in this press release that are not historical facts are hereby identified as “forward-looking statements,” including any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance that are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. These statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements, including as a result of the following factors, among others:

•                  our status as a recently organized corporation with a limited operating history;

•                  our inability to make acquisitions of, or lease, aircraft on favorable terms;

•                  our inability to obtain additional financing on favorable terms, if required, to complete the acquisition of sufficient aircraft as currently contemplated or to fund the operations and growth of our business;

•                  our inability to obtain refinancing prior to the time our debt matures;

•                  impaired financial condition and liquidity of our lessees;

•                  deterioration of economic conditions in the commercial aviation industry generally;

•                  increased maintenance, operating or other expenses or changes in the timing thereof;

•                  changes in the regulatory environment;

•                  our inability to effectively deploy the net proceeds from our capital raising activities; and

•                  potential natural disasters and terrorist attacks and the amount of our insurance coverage, if any, relating thereto.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

###

Air Lease Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	December 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$281,805	$328,821
Restricted cash	96,157	48,676
Flight equipment subject to operating leases	4,368,985	1,649,071
Less accumulated depreciation	(131,569)	(19,262)
	4,237,416	1,629,809

Deposits on flight equipment purchases	405,549	183,367
Deferred debt issue costs—less accumulated amortization of $17,500 and $4,754 as of December 31, 2011 and December 31, 2010, respectively	47,609	46,422
Deferred tax asset	—	8,875
Other assets	96,057	30,312

Total assets	$5,164,593	$2,276,282

Liabilities and Shareholders’ Equity
Accrued interest and other payables	$54,648	$22,054
Debt financing	2,602,799	911,981
Security deposits and maintenance reserves on flight equipment leases	284,154	109,274
Rentals received in advance	26,017	8,038
Deferred tax liability	20,692	—

Total liabilities	$2,988,310	$1,051,347
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.01 par value; authorized 500,000,000 shares; issued and outstanding 98,885,131 and 63,563,810 shares at December 31, 2011 and December 31, 2010, respectively	984	636
Class B Non-Voting Common Stock, $0.01 par value; authorized 10,000,000 shares; issued and outstanding 1,829,339 shares	18	18
Paid-in capital	2,174,089	1,276,321
Retained earnings (accumulated deficit)	1,192	(52,040)
Total shareholders’ equity	2,176,283	1,224,935

Total liabilities and shareholders’ equity	$5,164,593	$2,276,282

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	For the period from Inception to
(in thousands, except share data)	December 31, 2011	December 31, 2010
Revenues
Rental of flight equipment	$332,719	$57,075
Interest and other	4,022	1,291
Total revenues	336,741	58,366

Expenses
Interest	44,862	11,062
Amortization of discounts and deferred debt issue costs	9,481	4,883
Extinguishment of debt	3,349	—
Amortization of convertible debt discounts	—	35,798
Interest expense	57,692	51,743
Depreciation of flight equipment	112,307	19,262
Selling, general and administrative	44,559	24,232
Stock-based compensation	39,342	24,044
Total expenses	253,900	119,281
Income (loss) before taxes	82,841	(60,915)
Income tax (expense) benefit	(29,609)	8,875

Net income (loss)	$53,232	$(52,040)

Net income (loss) attributable to common shareholders per share
Net loss
Basic	$0.59	$(1.32)
Diluted	$0.59	$(1.32)
Weighted-average shares outstanding
Basic	89,592,945	39,511,045
Diluted	90,416,346	39,511,045

Other financial data
Adjusted net income(1)	$87,954	$2,520
Adjusted EBITDA(2)	$290,168	$32,973

(1)                 Adjusted net income (defined as net income before stock-based compensation expense and non-cash interest expense, which includes the amortization of debt issuance costs, extinguishment of debt and convertible debt discounts) is a measure of both operating performance and liquidity that is not defined by United States generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted net income is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted net income provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted net income as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted net income as an analytical tool and a reconciliation of adjusted net income to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted net income in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted net income as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted net income assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted net income helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity:    In addition to the uses described above, management and our board of directors use adjusted net income as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted net income does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments, or (ii) changes in or cash requirements for our working capital needs; and

•   our calculation of adjusted net income may differ from the adjusted net income or analogous calculations of other companies in our industry, limiting its usefulness as a comparative measure.

The following tables show the reconciliation of net income and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted net income.

	Year Ended	For the period From Inception to
(in thousands)	December 31, 2011	December 31, 2010
Reconciliation of cash flows from operating activities to adjusted net income:
Net cash provided by operating activities	$267,166	$41,934
Depreciation of flight equipment	(112,307)	(19,262)
Stock-based compensation	(39,342)	(24,044)
Deferred taxes	(29,567)	8,875
Amortization of discounts and deferred debt issue costs	(9,481)	(4,883)
Extinguishment of debt	(3,349)	—
Amortization of convertible debt discounts	—	(35,798)
Changes in operating assets and liabilities:
Other assets	17,438	8,040
Accrued interest and other payables	(19,347)	(18,864)
Rentals received in advance	(17,979)	(8,038)
Net income (loss)	53,232	(52,040)
Amortization of discounts and deferred debt issue costs	9,481	4,883
Extinguishment of debt	3,349	—
Amortization of convertible debt discounts	—	35,798
Stock-based compensation	39,342	24,044
Tax effect	(17,450)	(10,165)
Adjusted net income	$87,954	$2,520

	Year Ended	For the period From Inception to
(in thousands)	December 31, 2011	December 31, 2010
Reconciliation of net income (loss) to adjusted net income:
Net income (loss)	$53,232	$(52,040)
Amortization of discounts and deferred debt issue costs	9,481	4,883
Extinguishment of debt	3,349	—
Amortization of convertible debt discounts	—	35,798
Stock-based compensation	39,342	24,044
Tax effect	(17,450)	(10,165)
Adjusted net income	$87,954	$2,520

(2)                Adjusted EBITDA (defined as net income (loss) before net interest expense, stock-based compensation expense, income tax expense (benefit), and depreciation and amortization expense) is a measure of both operating performance and liquidity that is not defined by GAAP and should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA is presented as a supplemental disclosure because management believes that it may be a useful performance measure that is used within our industry. We believe adjusted EBITDA provides useful information on our earnings from ongoing operations, our ability to service our long-term debt and other fixed obligations, and our ability to fund our expected growth with internally generated funds. Set forth below is additional detail as to how we use adjusted EBITDA as a measure of both operating performance and liquidity, as well as a discussion of the limitations of adjusted EBITDA as an analytical tool and a reconciliation of adjusted EBITDA to our GAAP net loss and cash flow from operating activities.

Operating Performance:    Management and our board of directors use adjusted EBITDA in a number of ways to assess our consolidated financial and operating performance, and we believe this measure is helpful in identifying trends in our performance. We use adjusted EBITDA as a measure of our consolidated operating performance exclusive of income and expenses that relate to the financing, income taxes, and capitalization of the business. Also, adjusted EBITDA assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily one-time amortization of convertible debt discounts) and stock-based compensation expense from our operating results. In addition, adjusted EBITDA helps management identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance. Accordingly, we believe this metric measures our financial performance based on operational factors that we can influence in the short term, namely the cost structure and expenses of the organization.

Liquidity: In addition to the uses described above, management and our board of directors use adjusted EBITDA as an indicator of the amount of cash flow we have available to service our debt obligations, and we believe this measure can serve the same purpose for our investors.

Limitations:    Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are as follows:

•   adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•   adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs;

•   adjusted EBITDA does not reflect interest expense or cash requirements necessary to service interest or principal payments on our debt; and

•   other companies in our industry may calculate these measures differently from how we calculate these measures, limiting their usefulness as comparative measures.

The following tables show the reconciliation of net income (loss) and cash flows from operating activities, the most directly comparable GAAP measures of performance and liquidity, to adjusted EBITDA.

	Year Ended	For the period From Inception to
(in thousands)	December 31, 2011	December 31, 2010
Reconciliation of cash flows from operating activities to adjusted EBITDA:
Net cash provided by operating activities	$267,166	$41,934
Depreciation of flight equipment	(112,307)	(19,262)
Stock-based compensation	(39,342)	(24,044)
Deferred taxes	(29,567)	8,875
Amortization of discounts and deferred debt issue costs	(9,481)	(4,883)
Extinguishment of debt	(3,349)	—
Amortization of convertible debt discounts	—	(35,798)
Changes in operating assets and liabilities:
Other assets	17,438	8,040
Accrued interest and other payables	(19,347)	(18,864)
Rentals received in advance	(17,979)	(8,038)
Net income (loss)	53,232	(52,040)
Net interest expense	55,678	50,582
Income taxes	29,609	(8,875)
Depreciation	112,307	19,262
Stock-based compensation	39,342	24,044
Adjusted EBITDA	$290,168	$32,973

	Year Ended	For the period From Inception to
(in thousands)	December 31, 2011	December 31, 2010
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$53,232	$(52,040)
Net interest expense	55,678	50,582
Income taxes	29,609	(8,875)
Depreciation	112,307	19,262
Stock-based compensation	39,342	24,044
Adjusted EBITDA	$290,168	$32,973

Air Lease Corporation and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	For the period from Inception to
(dollars in thousands)	December 31, 2011	December 31, 2010
Operating Activities
Net income (loss)	$53,232	$(52,040)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of flight equipment	112,307	19,262
Stock-based compensation	39,342	24,044
Deferred taxes	29,567	(8,875)
Amortization of discounts and deferred debt issue costs	9,481	4,883
Extinguishment of debt	3,349	—
Amortization of convertible debt discounts	—	35,798
Changes in operating assets and liabilities:
Other assets	(17,438)	(8,040)
Accrued interest and other payables	19,347	18,864
Rentals received in advance	17,979	8,038
Net cash provided by operating activities	267,166	41,934
Investing Activities
Acquisition of flight equipment under operating lease	(2,529,901)	(1,649,071)
Payments for deposits on flight equipment purchases	(360,587)	(183,367)
Acquisition of furnishings, equipment and other assets	(86,668)	(19,082)
Net cash used in investing activities	(2,977,156)	(1,851,520)
Financing Activities
Issuance of common stock and warrants	867,230	1,157,133
Tax withholdings on stock based compensation	(8,456)	—
Issuance of convertible notes	193,000	60,000
Net change in unsecured revolving facilities	238,000	120,000
Proceeds from debt financings	1,344,530	796,921
Payments in reduction of debt financings	(84,796)	(4,940)
Restricted cash	(47,481)	(48,676)
Debt issue costs	(13,933)	(51,305)
Security deposits and maintenance reserve receipts	180,862	109,274
Security deposits and maintenance reserve disbursements	(5,982)	—
Net cash provided by financing activities	2,662,974	2,138,407
Net increase (decrease) in cash	(47,016)	328,821
Cash at beginning of period	328,821	—
Cash at end of period	$281,805	$328,821
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $10,390 at December 31, 2011 and capitalized interest of $1,769 at December 31, 2010	$51,986	$12,723

Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest and deposits on flight equipment purchases applied to acquisition of flight equipment under operating leases	$190,013	$—
Conversion of convertible notes to Class A Common Stock	$—	$60,000